Imperial Bank
--------------------------------------------------------------------------------
Special Markets Group, Southwest Regional Office
8911  Capitol  of  Texas Highway, Suite 3320 *  Austin, Texas 78759 *
Tel: (512) 349-2333 Fax: (512) 349-2888




July 21, 1997



Mr. Michael Moore
C/O Diversified Corporate Resources, Inc.
12801 N. Central Expressway, Ste. 350
Dallas, Texas  75243

Dear Michael,

We are pleased to provide this commitment letter for the financing that Imperial Bank ("Bank") is willing to provide to USFG/DHRG LP No. 2, Inc. ("Borrower"). This commitment to lend is subject to execution of a definitive written agreement and documentation for the transaction described in this letter. The terms of the financing are as follows:

1.   CREDIT FACILITY
     ---------------

     $500,000 Bridge Loan to be repaid from the infusion of new equity at public offering.

2.   TERMS
     -----

     Interest payable quarterly with all interest and Principal due at maturity.

3.   MATURITY
     --------

     July 8, 1998.

4.   PRICING
     -------

     Interest:         Imperial Bank Prime Rate + 1.5% (floating).
     Facility Fee:     $2,500.
     Doc Fee:          $250.
     Option:           As  additional  consideration,  Lender  will  receive  an
                       Option to purchase  15,000 shares of  the Borrower's DCRI
                       stock (pre-split basis) or 30,000 shares  on a post-split
                       basis (split  is 2:1 of  original shares)  at a price  of
                       $0.01/share.  The Option  will expire  at the  earlier of
                       five years  from  the date of  closing  or the  date of a
                       public offering (they will be converted and liquidated at
                       the   public   offering).    The   Option   will  include
                       Registration Rights and Anti-Dilution provisions.

5.   COLLATERAL
     ----------

     Blanket security interest perfected by a UCC-1 filing on all assets of Borrower with the Bank in first position. Additionally, Bank will hold 44,300 shares on a pre-split basis (or 88,600 on a post-split basis) of DCRI stock owned by Michael Moore/USFG/DHRG L.P. No. 2 as collateral. This facility will have cross-default provisions and will be cross-collateralized with the $1,750,000 commitment extended to borrower on July 9, 1997.

6.   REPORTING REQUIREMENTS (as will be further detailed in loan documents)
     ----------------------

     1. Monthly financial statements within 25 days of month-end and annual statements within 45 days of FYE.


CORPDAL:92306.1  28722-00003

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USFG/DHRG L.P. No. 2
July 21, 1997
Page 2 of 3
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7.   FINANCIAL COVENANTS
     -------------------

     None.

8.   OTHER COVENANTS
     ---------------

     1. Provide to Lender proof of general business and casualty insurance on all corporate assets with Lender as Loss Payee.
     2. Borrower to pay for costs incurred in the Bank perfecting its security interest and completing due diligence (i.e. UCC Search fees, filing fees, etc.).
     3. Borrower to be limited as to dividends, indebtedness, liens, investments, and be subject to approval of material acquisitions (as will be further detailed in loan documentation).

9.   EXPIRATION
     ----------

     Unless Borrower accepts this commitment letter on or before July 28, 1997, this commitment letter will expire and be of no further effect.

10.  REQUIREMENTS PRIOR TO FUNDING
     -----------------------------

     1.   Bank   will   require   proof   of   dismissal   of  any  and  or  all
          encumbrances/claims  by D&H on any DCRI Shares of stock.

     2. Bank will require in its possession, stock certificates for 44,300 shares on a pre-split basis (or 88,600 on a post-split basis) of DCRI stock owned by J. Michael Moore or USFG/DHRG L.P. No. 2, Inc.

     3. Bank will require in its possession, remaining stock certificates due Bank under terms of first loan (105,700 shares).

This letter is provided solely for your information and is delivered to you with the understanding that neither it nor its substance shall be disclosed to any third person, except those who are in confidential relationship with you, or where the same is required by law.

If the terms set forth above are acceptable to you, please so indicate by signing and returning the original of this letter to us, along with the $2,750 in fees referred to above. Upon return of this letter and receipt of payment, the Bank will prepare drafts of definitive loan documents for your review. If you and the Bank do not enter into definitive loan documents, the Bank will refund to you the amount of the loan fee payment less the amount of the Bank's expenses for the foregoing.

It is intended that all legal rights and obligations of the Bank and you would be set forth in the signed definitive loan documents.

On behalf of the Senior Management of the Bank, we are delighted to propose making this credit facility available to USFG/DHRG L.P. No. 2 , Inc. and look forward to a long and mutually rewarding relationship. Please don't hesitate to call if you have any questions, we can be reached at (512) 349-2333.

Sincerely,


/s/ Tony Schell                             /s/ Mansoor A. Ghori
--------------------------------            ------------------------------------
Tony Schell                                 Mansoor A. Ghori
Assistant Vice President                    Senior Vice President & Manager
Special Markets Group                       Special Markets Group
Southwest Regional Office                   Southwest Regional Office



CORPDAL:92306.1  28722-00003

USFG/DHRG L.P. No. 2
July 21, 1997
Page 3 of 3
--------------------------------------------------------------------------------


Accepted and agreed to:

USFG/DHRG LP No. 2, Inc.

By:
          ---------------------------
Title:
          ---------------------------
Date:
          ---------------------------

CORPDAL:92306.1  28722-00003